UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 15, 2013
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)		49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 15, 2013, the Herman Miller, Inc. Board of Directors and the Executive Compensation Committee (1) awarded long term incentive awards to the CEO and other named executives under the Long Term Incentive Plan (LTIP) for the 2013 fiscal year at the target award amounts established in July 2012; (2) approved new base salaries levels and established target payout percentages under the Executive Incentive Cash Bonus Plan and the LTIP for the CEO and other named executives for the 2014 fiscal year. Achievement of the targets under the Executive Incentive Cash Bonus Plan (if approved by shareholders at our upcoming annual meeting) is primarily based on EBITDA (earnings before interest, taxes, depreciation and amortization) improvement from the prior year as determined by the Executive Compensation Committee. The table below presents the FY2014 base salary levels, the Executive Incentive Cash Bonus Plan target percent of base salary level, and the LTIP award target value as a percentage of base salary level.

Named Executive	FY 2014 Base Salary	FY 2014 Target Bonus as a % of Salary	FY 2014 Target Value of Grants under LTIP as % of Salary
Brian C. Walker	$840,000	100%	280%
Gregory J. Bylsma	$395,000	65%	115%
Curtis S. Pullen	$395,000	65%	115%
Kenneth L. Goodson	$250,000	—%	—%
Andrew J. Lock	£245,262	65%	90%
Herman Miller, Inc. entered into an agreement with Mr. Goodson on July 16, 2013, that provides for his transition from his current role as the Executive Vice President of Operations to Strategic Consultant — Operations for a two year period that will end in July 2015. While Mr. Goodson will continue to serve as an employee of the company, he will no longer participate in the LTIP, Executive Incentive Cash Bonus Plan, or any other bonus programs. The Executive Compensation Committee also approved the grant of 5,219 restricted stock units to Mr. Goodson. These grants will cliff vest after 3 years subject to certain vesting requirements including a non-competition and non-solicitation agreement that extends one year after the agreement expires.

Effective July 15, 2013 the Board of Directors designated H. Timothy Lopez, Senior Vice President, Legal Services & Secretary and Jeff Kurburski, Vice President, Information Technology as Section 16 Officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HERMAN MILLER, INC.
(Registrant)

Dated: July 19, 2013	By:	/s/ Jeffrey M. Stutz
Jeffrey M. Stutz
Chief Accounting Officer
(Principal Accounting Officer and Duly Authorized Signatory for Registrant)